Exhibit 10.19
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
SECOND AMENDMENT TO LEASE
THIS SECOND AMENDMENT TO LEASE (the “Amendment”) is entered into effective as of_______, 2020 (the “Effective Date”) by and between SCD 2U LLC, a Delaware limited liability company (“Landlord”), and QUALTRICS, LLC, a Delaware limited liability company (“Tenant”).
RECITALS
A.Landlord and Tenant are parties to that certain Office Lease Agreement dated as of September 20, 2019 (as amended by the First Amendment to Lease dated October 22, 2019, the “Lease”) pursuant to which Tenant leases certain premises at 2+U in Seattle, Washington.
B.Landlord has completed the area calculations under the Lease and the parties wish to amend the Lease to confirm certain information, on the terms and conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereto agree as follows:
1.Premises. Page A-6 of Exhibit A-2 attached to the Lease showing the floor plan for floor 19 is deleted in its entirety and replaced with the floor plan attached hereto as Exhibit A-2.
2.Area Calculations. Notwithstanding anything in the Lease to the contrary, the parties agree that the following calculations are true and correct as of the date hereof and that Tenant’s measurement right under Paragraph 1 to Rider 2 to the Lease shall be of no further force or effect.
The Office Area contains 687,403 square feet of rentable area
The Retail Area contains 15,600 square feet of rentable area
The Total Area contains 703,003 square feet of rentable area
The Premises contains 275,715 square feet of rentable area
3.Proportionate Share. The parties acknowledge that Tenant’s Proportionate Share pursuant to Section 1.18 of the Lease has not changed based on the Premises area set forth above.
4.Parking Allotment. Tenant’s Parking Allotment based on the Premises area set forth above is 184 parking permits.
5.Construction Allowance. Tenant’s Construction Allowance based on the Premises area set forth above is [***].

6.Conflict. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Lease. If there is any conflict between the terms, conditions and provisions of this Amendment and of the Lease, the terms, conditions and provisions of this Amendment shall prevail.
7.Authority. Each party represents and warrants that the person signing this Amendment on behalf of such party is authorized to execute and deliver this Amendment and that this Amendment will thereby become binding upon such party.
8.Miscellaneous. Except as expressly modified by this Amendment, all terms, covenants and provisions of the Lease shall remain unmodified and in full force and effect and are hereby expressly ratified and confirmed. This Amendment reflects the entire agreement of the parties with respect to amending the terms of the Lease and this Amendment supersedes all prior discussions and understandings regarding the amendment of the Lease. With respect to the subject matter hereof, neither party will be bound by any understanding, agreement, promise, representation or stipulation, express or implied, not specified herein.
9.Counterparts. This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same document.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Landlord has executed this Amendment as of the Effective Date.

LANDLORD

SCD 2U LLC, a Delaware limited liability company

By:	/s/ Robert Ward
Name: Robert Ward
Title: Manager

By:	/s/ Murphy McCullough
Name: Murphy McCullough
Title: Manager

State of	Virginia	)
) SS/
Country of	Arlington	)
I, ____Lanai Carol Bea_________, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that ROBERT WARD personally appeared before me, on the_24th__ day of __August_, 2020, who is personally well known to me as, or satisfactorily proven to be the person named as, Manager of SCD 2U LLC, a limited liability company, in the foregoing instrument and acknowledged said instrument to be the act and deed of said limited liability company.
WITNESS my hand and Notarial Seal this _24th__ day of _August_, 2020.

/s/ Lanai Carol Bea
[signature of notary]

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)
On this __________ day of July, 2020, before me, a Notary Public in and for the State of Washington, personally appeared MURPHY MCCULLOUGH, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that s/he was authorized to execute the instrument, and acknowledged it as the Manager of SCD 2U LLC, to be the free and voluntary act and deed of said limited liability company for the uses and purposes mentioned in the instrument.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Erica Vanwagoner
NOTARY PUBLIC in and for the State of Washington,
residing at
My appointment expires	2/18/2024
Print Name	Erica Vanwagoner

IN WITNESS WHEREOF, Tenant has executed this Amendment as of the Effective Date.

TENANT:

QUALTRICS, LLC, a Delaware limited liability company

By:	/s/ Tyler Waltman
Name:	Tyler Waltman
Title:	Managing Counsel
STATE OF UTAH                                        )
                                                                )  ss.
COUNTY OF UTAH                                    )
On this _31st__ day of July, 2020, before me, a Notary Public in and for the State of Utah, personally appeared __Tyler Waltman__ [name], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that s/he was authorized to execute the instrument, and acknowledged it as the __Managing Counsel__ [title] of QUALTRICS, LLC, to be the free and voluntary act and deed of said limited liability company for the uses and purposes mentioned in the instrument.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Erin Rotter
NOTARY PUBLIC in and for the State of Utah,
residing at
My appointment expires	August 1, 2021
Print Name	Erin Rotter

EXHIBIT A-2 [Omitted pursuant to Item 601(a)(5) of Regulation S-K]